Exhibit 10.2

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION

This Consent is entered into as of the 18th day of June, 2003 by and among EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company, a Delaware limited partnership (“Landlord”), ALLIANCE PHARMACEUTICAL CORP., a New York corporation (“Assignor”) and PHOTOGEN TECHNOLOGIES, INC., a Nevada corporation (“Assignee”).

RECITALS:

A.                                   Landlord, (as successor in interest to WHAMC Real Estate Limited Partnership, a Delaware limited partnership) as landlord, and Assignor, as tenant, are parties to that certain Single-Tenant Industrial Lease dated November 7, 1997 (the “Lease”) pursuant to which Landlord has leased to Assignor certain premises containing approximately 56,799 rentable square feet (the “Premises”) consisting of the building located at 6175 Lusk Boulevard, San Diego, California (the “Building”).

B.                                     Assignor and Assignee have entered into that certain Lease Assignment dated June 18, 2003 (“Assignment Agreement”) attached hereto as Exhibit A whereby Assignor assigned all of its right, title and interest in and to the Lease to Assignee.

C.                                     Assignor and Assignee have requested Landlord’s consent to the Assignment Agreement and the transaction described therein.

D.                                    Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

NOW, THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

1.                                       Assignment Agreement.  Assignor and Assignee hereby represent and warrant that: (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) the Assignment Agreement fully assigns all of Assignor’s right, title and interest in the Lease to Assignee (the “Transfer”).

2.                                       Representations.  Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign its entire right, title and interest in the Lease to Assignee; (ii) has not transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (iii) has full power and authority to enter into the Assignment Agreement and this Consent; and (iv) has assigned the entire Security Deposit, if any, as described in the Lease, to Assignee, and Assignor has full power and authority to do the same.  Assignee hereby represents and warrants that Assignee has full power and authority to enter into the Assignment Agreement and this Consent.

3.                                       Assumption.  Notwithstanding anything to the contrary contained in the Assignment Agreement, Assignee, for itself and its successors and assigns, hereby assumes and agrees to perform and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable pursuant to the terms of the Lease.  Nothing contained in the Assignment

Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

4.                                       No Release.  Nothing contained in the Assignment Agreement or this Consent shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease.

5.                                       Review Fees.  Upon Assignor’s execution and delivery of this Consent, Assignor shall pay to Landlord the sum of $1,250.00 in consideration for Landlord’s review of the Assignment Agreement and preparation of this Consent.

6.                                       Landlord’s Consent.  In reliance upon the agreements and representations contained in this Consent, Landlord hereby consents to the Transfer.  This Consent shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a wavier of any existing defaults under the Lease.

7.                                       Deletion.  Assignor and Assignee hereby acknowledge and agree that Section 2.3 of the Lease (Options to Extend) is hereby deleted in its entirety and is of no further force or effect.

8.                                       Notice Address.  Any notices to assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease.  From and after the effective date of the Assignment, notices to Assignor shall be served at the following address:  __________________________________________; and if no address is filled in at the preceding blank (or if a post office box is used for the preceding blank), then Landlord may continue to send notices to Assignor at the address(es) provided in, and in accordance with the terms of, the Lease.

9.                                       Counterparts.  This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a coy or copies thereof reflecting the signature of all parties.

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Consent on the day and year first above written.

LANDLORD:

EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company

By:	EOP Operating Limited Partnership, a
Delaware limited partnership, its sole
member

By: Equity Office Properties Trust, a
Maryland real estate investment trust,
its general partner

By:

Name:

Title:

ASSIGNOR:

ALLIANCE PHARMACEUTICAL CORP., a New York corporation

By:

Name:

Title:

By:

Name:

Title:

ASSIGNEE:

PHOTOGEN TECHNOLOGIES, INC., a Nevada corporation

By:

Name:

Title:

EXHIBIT A

COPY OF ASSIGNMENT AGREEMENT

[ATTACHED]

LEASE ASSIGNMENT

Reference is made to the Lease (the “Lease”), dated as of November 7, 1997 by and among Alliance Pharmaceutical Corp., a New York corporation (“Assignor”) and EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company, as successor-in-interest to WHAMC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership (the “Assignee”).  Capitalized terms used herein but not otherwise defined shall have the meanings described to them in the Lease.

Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and the Premises (including all of the Assignor’s right, title, and interest in and to any prepaid rents as have been paid by Assignor pursuant to the Lease), and Assignee hereby accepts such assignment, assumes all of Assignor’s obligations under the Lease, agrees to be bound by all of the provisions thereof and to perform all of the obligations of the tenant thereunder from and after the effective date hereof.  Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Assignment.

Assignee acknowledges it has received a copy of the Lease and agrees to be bound by its terms.

This assignment shall be binding upon and inure to the benefit of the successors and permitted assigns of Assignee.

Assignor:	ALLIANCE PHARMACEUTICAL CORP., a New York corporation

By:
	Name:	Duane Roth
	Title:	Chairman, Chief Executive Officer and Chief
Financial Officer

Assignee:	PHOTOGEN TECHNOLOGIES, INC., a Nevada corporation

By:
	Name:	Taffy J. Williams
	Title:	President and Chief Executive Officer

Dated:  June 18, 2003